UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2016

Camden National Corporation (Exact name of registrant as specified in its charter)

Maine	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Camden National Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (this “Amendment”) to correct (i) the date of event on the cover page and (ii) a mistake in the disclosure set forth in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2016 (the “Original Report”). This Amendment sets forth the complete text of the Original Report, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2016, the Board of Directors (the “Board”) of Camden National Corporation (the “Company”), amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”). The material amendments to the Bylaws are as follows:

•
Article II, Section 2.1(d) was amended to specify the minimum market value of Company shares that a Director shall beneficially own (the “Qualifying Shares”) in the Company’s Corporate Governance Guidelines. The deadline by which a Director must purchase the Qualifying Shares is also specified in the Company’s Corporate Governance Guidelines.

•
Article III, Section 3.3 was amended to expressly permit the Board to appoint one of its members as Vice Chairperson of the Board. In the absence of the Chairperson, the Vice Chairperson shall preside over Board meetings and supervise the implementation of Board policies. The Vice Chairperson may also exercise further powers and duties that may be conferred upon, or assigned, by the Board.

•	Article V, Section 5.1 was amended to clarify that the Chief Executive Officer will preside over Board meetings in the absence of both the Chairperson and the Vice Chairperson.

The above description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

 (d)    The following exhibit is filed with this Report:

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Camden National Corporation
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2016

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ DEBORAH A. JORDAN
Deborah A. Jordan Chief Operating Officer, Chief Financial Officer and Principal Financial & Accounting Officer